EXHIBIT 5.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064

October 1, 2025

Rocket Companies, Inc.
1050 Woodward Avenue
Detroit, Michigan 48226

Rocket Companies, Inc. Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel to Rocket Companies, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3ASR (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of 291,203 shares of Class A common stock, par value $0.00001 per share, of the Company (collectively, the “Shares”), issuable in respect of awards granted under the Mr. Cooper Group Inc. 2019 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), which was assumed by the Company in connection with the consummation of the acquisition of Mr. Cooper Group Inc., a Delaware corporation (“Mr. Cooper”) on October 1, 2025 pursuant to the Agreement and Plan of Merger, dated as of March 31, 2025, by and among the Company, Mr. Cooper Group., Maverick Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company and Maverick Merger Sub 2, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company.

Rocket Companies, Inc.	2

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.      the Registration Statement;

2.      the Omnibus Incentive Plan; and

3.      the forms of award agreements (collectively, the “Agreements”) relating to awards granted under the Omnibus Incentive Plan.

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company, certified by the Company as in effect on the date of this letter and copies of resolutions of the board of directors of the Company relating to the issuance of the Shares, certified by the Company and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinion expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Rocket Companies, Inc.	3

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered in accordance with the terms of the Omnibus Incentive Plan and any applicable Agreements under the Omnibus Incentive Plan, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Certain Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP